UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ALLIANCE FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Alliance Financial Corporation, the holding company for Alliance Bank, N.A., which will be held on May 10, 2011 at 4:00 p.m., Eastern Time, at the Crowne Plaza Hotel Conference Center, located at 701 East Genesee Street, Syracuse, New York 13210.

The attached Notice of Annual Meeting of Shareholders and proxy statement describe the formal business that we will transact at the Annual Meeting.

The Board of Directors of Alliance Financial Corporation has determined that an affirmative vote on Proposals 1, 2, 4 and 5 is in the best interests of Alliance Financial Corporation and its shareholders and unanimously recommends a vote “FOR” these matters and that every three years on Proposal 3 is in the best interests of Alliance Financial Corporation and its shareholders and unanimously recommends a vote of every “3 YEARS” on that matter.

Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Alliance Financial Corporation and Alliance Bank, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

Jack H. Webb

Chief Executive Officer

IF YOU HAVE ANY QUESTIONS, PLEASE CALL US AT 315-475-6703.

ALLIANCE FINANCIAL CORPORATION

120 Madison Street, 18th Floor

Syracuse, New York 13202

315-475-6703

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	Tuesday, May 10, 2011

TIME	4:00 P.M. Eastern Time

PLACE	Crowne Plaza Hotel Conference Center 701 East Genesee Street Syracuse, New York 13210

ITEMS OF BUSINESS	(1)	Election of the four nominees named in the attached proxy statement as directors to serve on the Board of Directors for a term of office stated;

	(2)	Consideration and approval of a non-binding advisory resolution on the compensation of the named executive officers of the Company (“Say on Pay”);

	(3)	Consideration and vote upon a non-binding advisory resolution on the frequency of a Say on Pay advisory vote;

	(4)	Consideration and approval of an amendment to the Restated Certificate of Incorporation of the Company to provide for the annual election of directors;

	(5)	Ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

	(6)	Consideration of any other business properly brought before the meeting, and any adjournment or postponement thereof.

RECORD DATE	The record date for the Annual Meeting is March 21, 2011. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

PROXY VOTING	You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please submit the enclosed proxy or voting instructions by mail, telephone or Internet. If voting by mail, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

Judy A. Schultz

Secretary

Syracuse, New York

April 1, 2011

i

ALLIANCE FINANCIAL CORPORATION

120 Madison Street, 18th Floor

Syracuse, New York 13202

315-475-6703

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 10, 2011

INFORMATION ABOUT THE ANNUAL MEETING

General

Alliance Financial Corporation is a New York corporation and owns all of the capital stock of Alliance Bank, N.A. (the “Bank”). Alliance Financial’s common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ALNC.” As used in this proxy statement, “we,” “us,” “our” and “Alliance” refer to Alliance Financial Corporation and/or its subsidiaries, depending on the context. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

We have sent you this proxy statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply submit the enclosed proxy card or voting instructions by mail, telephone or Internet and your votes will be cast for you at the Annual Meeting. This process is described below in the section below entitled “Voting Rights.”

We began mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy card on or about April 1, 2011 to all shareholders entitled to vote.

Voting Rights

Only shareholders of record at the close of business on March 21, 2011 will be entitled to vote at the Annual Meeting. On this record date, there were 4,745,491 shares of common stock outstanding and entitled to vote.

If on March 21, 2011, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy.

Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted.

Voting Procedures

Shareholder of Record: Shares Registered in Your Name

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 3, you may either vote for every “3 Years,” “2 Years” or “1 Year” or abstain from voting. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

If you are a shareholder of record, you may a) vote in person at the Annual Meeting or b) vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

¡	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-776-9437 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and account number from the enclosed proxy card. Your vote must be received by 11:59 P.M., Eastern Time on May 9, 2011, to be counted.

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To vote on the Internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and account number from the enclosed proxy card. Your vote must be received by 11:59 P.M., Eastern Time on May 9, 2011, to be counted.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” Proposals 1, 2, 4 and 5 and every “3 YEARS” for Proposal 3 as set forth in the Notice of Annual Meeting of Shareholders.

If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than that listed in the Notice of Annual Meeting of Shareholders.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Stock-Based Deferral Plan

Each participant in the Alliance Financial Corporation Stock-Based Deferral Plan, or the Deferral Plan, has the right to direct First Bankers Trust Services, Inc., as trustee of the Deferral Plan, on a confidential basis as to how to vote the number of shares of common stock equal to the aggregate number of stock units in each participant’s deferred stock account. The trustee will vote all shares held in the Deferral Plan as to which no voting instructions are received in the same proportion as the shares for which voting instructions have been received.

Quorum

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. Thus, the holders of 2,372,747 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

Vote Required

Proposal 1: Election of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of “For” votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Accordingly, the four nominees receiving the most “For” votes will be elected as directors. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Proposal 2: Consideration and approval of a non-binding advisory resolution on the compensation of our named executive officers (“Say on Pay”). The approval of the non-binding advisory resolution on the compensation of our named executive officers will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present entitled to vote on this proposal. In addition, an abstention shall not constitute a vote cast and they will have no effect on the vote. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, broker non-votes will have no effect on the vote.

Proposal 3: Consideration and a Non-Binding Advisory Vote on the Frequency of a Say on Pay Advisory Vote. The choice receiving the greatest number of votes – every three years, every two years or every year – will be the frequency that shareholders will be deemed to have approved. Broker non-votes and abstentions will have no effect on the vote.

Proposal 4: Approval of the Amendment to the Restated Certificate of Incorporation. The approval of the amendment to the Restated Certificate of Incorporation will require “For” votes from a majority of all outstanding shares entitled to vote on this proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. An abstention and broker non-vote will have the same effect as a vote against this proposal.

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote on this proposal. Abstentions are not counted as votes cast and they will have no effect on the vote. Similarly, broker non-votes will have no effect on the vote.

Effect of Broker Non-Votes

If your broker holds shares that you own in “street name,” the broker generally may vote your shares on routine matters even if the broker does not receive instructions from you. “Broker non-votes” are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. The ratification of the appointment of an independent registered public accounting firm is considered a routine matter by brokers and other nominees allowing them to have discretionary voting power to vote shares they hold on behalf of their clients.

If your broker returns a proxy but does not vote on a proposal, this will constitute a “broker non-vote.” A broker non-vote will have no effect on the outcome of any of the proposals.

Confidential Voting Policy

We maintain a policy of keeping shareholder votes confidential. Only the Inspectors of Election and certain employees of our independent tabulating agent examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements.

Revoking Your Proxy

You may revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

¡	You may send a timely written notice that you are revoking your proxy to our Secretary;

¡	You may submit another properly completed proxy card bearing a later date;

¡	You may enter a new vote over the Internet or by telephone; or

¡	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by these entities.

Solicitation of Proxies

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. We have engaged Regan & Associates, Inc. to assist in the solicitation of proxies and dissemination of broker search cards for the Annual Meeting. Regan & Associates will be paid a fee of approximately $12,000 for its services.

Shareholder Proposals

If you wish to submit proposals to be included in our proxy statement for the 2012 Annual Meeting of Alliance Financial Corporation shareholders, we must receive them on or before December 2, 2011, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (“SEC”). Nothing in this paragraph shall be deemed to require Alliance to include in its proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the Rules and Regulations promulgated by the SEC under the Exchange Act.

In addition, under Alliance’s Bylaws, if you wish to nominate a director or bring other business before an Annual Meeting which is not included in the proxy statement for the 2012 Annual Meeting of Shareholders, the following criteria must be met: (i) you must be a shareholder of record; (ii) you must have given timely notice in writing to the Secretary of Alliance; and (iii) your notice must contain specific information required in Article I of our Bylaws.

Obtaining an Annual Report on Form 10-K

We will provide a copy of our Annual Report on Form 10-K for the year ended December 31, 2010 without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests should be made in writing addressed to Judy A. Schultz, Corporate Secretary, Alliance Financial Corporation, 120 Madison Street, 18th Floor, Syracuse, New York 13202. The Securities and Exchange Commission (“SEC”) also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants, including our company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 10, 2011.

The Proxy Statement and the Annual Report are available free of charge at www.alliancebankna.com under the tab “Alliance Financial Corporation.”

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the Corporate Governance Committee, our Board of Directors has nominated the four individuals listed in the table below for election as directors at the Annual Meeting. If you elect all the nominees listed below, they will hold office until the Annual Meeting in 2014 or until their successors have been elected and qualified.

John M. Endries has elected not to stand for re-election to the Board and will retire upon the expiration of his term at the 2011 Annual Meeting. The Board does not intend to fill the vacancy created by Mr. Endries’ retirement, and will reduce the size of the Board to 12 directors at the next regularly scheduled Board meeting. Pursuant to our Bylaws, this action requires an affirmative vote of a majority of the remaining directors.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

Nominees	Term to Expire
Donald S. Ames	2014
Margaret G. Ogden	2014
Paul M. Solomon	2014
John H. Watt, Jr.	2014

Vote Required

The nominees for director who receive the most “for” votes will be elected. If you indicate “withhold” for any nominee on your proxy card, your vote will not count “for” or “against” the nominee.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Our Board of Directors currently consists of thirteen members, including one vacancy. The name, age and length of service of each of our nominees and the continuing members of our Board of Directors are set forth below:

Nominees	Age(1)	Term Expires	Position(s) Held with Alliance	Director Since(2)
Donald S. Ames	68	2014	Director	1986
Margaret G. Ogden	65	2014	Director	2001
Paul M. Solomon	67	2014	Director	2001
John H. Watt, Jr.	52	2014	Executive Vice President and Director	2007

Continuing Directors	Age(1)	Term Expires	Position(s) Held with Alliance	Director Since(2)
Donald H. Dew	59	2012	Director	1988
Charles E. Shafer	61	2012	Director	1998
Charles H. Spaulding	62	2012	Director	1993
Deborah F. Stanley	61	2012	Director	2006
Mary Pat Adams	51	2013	Director	2000
Samuel J. Lanzafame	60	2013	Director	1988
Lowell A. Seifter	58	2013	Director	2006
Jack H. Webb	58	2013	Chairman, President and Chief Executive Officer	2000

(1)	At March 15, 2011.
(2)	Year in which the Director was first elected or appointed to the Board of Directors of the Alliance or of the Bank.

The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below:

Nominees

Donald S. Ames is the owner and President of Cortland Laundry, Inc., and has been in the commercial laundry business for over 45 years providing services to several businesses including major health care organizations around central New York. Mr. Ames also founded and operated Ames Linen Service from 1964 until his retirement in 2008. Mr. Ames received a B.A. degree from Hobart College.

Margaret G. Ogden is the founder and principal of Peggy Ogden LLC. Prior to founding Peggy Ogden LLC in 2008, Ms. Ogden was the President and Chief Executive Officer of Central New York Community Foundation. Ms. Ogden is a Director of United Way of CNY and Allyn Foundation and serves on the Museum of Science and Technology Board. Ms. Ogden received an M.B.A. degree from Syracuse University and a B.A. degree from Albion College.

Paul M. Solomon is currently managing partner of a venture capital firm, PJ Equities, LLP. In July 2005, Mr. Solomon co-founded US Beverage Net and currently serves as Chairman of its Board of Directors. Additionally, Mr. Solomon is a member and Director of bc Restaurant LLC. Mr. Solomon received a degree from Syracuse University and is a graduate of the Millbrook School.

John H. Watt, Jr. has been our Executive Vice President since September 2005. Mr. Watt is also a Director of Alliance Leasing, Inc. and is an Advisory Board Member of the Summer Street Capital Partners Fund II. Mr. Watt is also President of the Board of OnPoint for College, a Syracuse based not-for-profit. Mr. Watt spent 18 years at J.P. Morgan Chase and its predecessors in various capacities. Mr. Watt received a J.D. from George Washington University and a B.A. degree from Rutgers University.

Continuing Directors

Donald H. Dew was the Chairman and Chief Executive Officer of Diemolding Corporation until his retirement in 2007 and as Director until 2009. Mr. Dew is a Director of the Manufacturers Association of Central New York, Higbee Gaskets, and the Rotary Club of Oneida. Additionally, Mr. Dew is a member of the advisory board of the Board of Cooperative Educational Services. Mr. Dew received a B.S degree from Ripon College and attended the Executive Management Program and Manufacturing Management Program at The Pennsylvania State University and the Wharton School of Business at the University of Pennsylvania.

Charles E. Shafer is founder and owner of Green Lake Associates, LLC. Additionally, Mr. Shafer is the co-founder and co-owner of a power supply manufacturer, Applied Concepts, Inc. and was the managing partner of Riehlman, Shafer and Shafer. Mr. Shafer serves as Director and Secretary for People’s Equal Action and

Community Effort, Inc. and is a member of the Vermont Law School Board of Trustees. Mr. Shafer received a B.A. from the State University of New York at Brockport and a J.D. degree from the Vermont Law School.

Charles H. Spaulding is currently President and Director of George B. Bailey Agency, Inc. and Mid York Associates, Inc. Mr. Spaulding additionally serves on the Board of Directors of the SUNY Cortland College Foundation. Mr. Spaulding formerly served as the Treasurer on the Board of Directors of the Family Health Network. Mr. Spaulding received a B.A. degree from Union College and a J.D. degree from Syracuse University.

Deborah F. Stanley has been the President and Chief Administrative Officer of the State University of New York at Oswego since 1997. Ms. Stanley was interim president from 1995 to 1997. Prior to 1995, Ms. Stanley held the office of Vice President for academic affairs and provost and served as executive assistant to the president. Ms. Stanley serves on the boards of CenterState CEO (formerly Metropolitan Development Association), Metropolitan Development Foundation and the Oswego College Foundation. Ms. Stanley was also formerly a Director and Chairman of Oswego County National Bank and Bridge Street Financial, both of which were acquired by Alliance Financial. Ms. Stanley received a J.D. and a B.A. degree from Syracuse University.

Mary Pat Adams is a licensed Associate Broker, CRS, GRI with Hunt Real Estate ERA, formerly Prudential First Properties, and is currently a member of the Board of Directors of the Oneida City School District Foundation. Previously, Mrs. Adams was a member of the Board of Directors of Oneida Valley Securities Corporation until its dissolution in December 2008. Mrs. Adams received a B.B.A. degree from James Madison University.

Samuel J. Lanzafame is the President, Chief Executive Officer and Director of Datacom Systems, Inc. Mr. Lanzafame has over 30 years of executive management experience in overseeing the operations in both public and private companies, including Oneida Ltd. and The Cambridge Filter Corporation. Mr. Lanzafame currently serves as the Chairman of the Audit Committee of the Board of Directors of the Madison County Industrial Development Agency. Mr. Lanzafame received an M.B.A. degree from The University of Notre Dame and a B.A. degree from Holy Cross.

Lowell A. Seifter is a member of Green & Seifter, Attorneys, PLLC and serves as the senior member of its Board of Managers. From 2002 until 2006, Mr. Seifter was a member of the Board of Directors of Bridge Street Financial, Inc. and its banking subsidiary, Oswego County National Bank. Mr. Seifter also serves on the Board of Directors of G&S Northway Plaza, Inc. and GSA Development Corp. and formerly served on the Board of Directors of the Sagamore Institute of the Adirondacks, Inc. Mr. Seifter received a J.D. and a B.A. degree from Syracuse University and is a certified public accountant.

Jack H. Webb has been our Chairman and Chief Executive Officer since January 2002 and is also the President and Chief Executive Officer of the Bank. Mr. Webb joined us in May 2000 as President of the Bank after a 26-year career with Chase Manhattan Bank. Mr. Webb is also a Director of Alliance Leasing, Inc. Mr. Webb serves on the Board of Trustees of the Gifford Foundation and the Advisory Board of CNY Lifetime Healthcare. Mr. Webb graduated from the Rochester Business Institute.

Retiring Director

John M. Endries is the President and founder of Endries Wealth Management, LLC. Prior to founding Endries Wealth Management, Mr. Endries held various executive positions with public and non-public companies and as a certified public accountant with Price Waterhouse. Mr. Endries received a B.B.A. degree from the University of Notre Dame.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

J. Daniel Mohr has been our Treasurer and Chief Financial Officer since May 2006 and Executive Vice President since January 2010. Prior to joining us, Mr. Mohr was Senior Vice President and Chief Financial Officer of Partners Trust Financial Group and was also the Chief Financial Officer of the Pioneer Companies. Mr. Mohr has more than 16 years of banking and financial experience, including 11 years as a chief financial officer and approximately four years as a Certified Public Accountant with KPMG LLP where he concentrated in the financial institutions audit practice group. Mr. Mohr received a B.S. in accounting from the State University of New York at Binghamton.

James W. Getman has been our Executive Vice President and Senior Loan Officer since February 1999. Mr. Getman is also Chief Executive Officer of Alliance Leasing, Inc. Prior to joining us, Mr. Getman served as Vice President and Senior Credit Officer of Cayuga Bank and as Vice President and Group Manager responsible for corporate and personal banking relationships at Chase Manhattan Bank. Mr. Getman is also a member of the Board of Directors of the Community General Hospital of Greater Syracuse and Greater Syracuse Business Development Corporation. Mr. Getman attended the NACM Graduate School at Dartmouth College, the Credit Management School at the University of Buffalo and received his B.A. in economics from Union College.

Steven G. Cacchio has been our Senior Vice President of Retail Banking Sales and Service since February 2005. Prior to joining us, Mr. Cacchio was a bank examiner with the Comptroller of the Currency focusing on compiling and analyzing federal regulatory requirements for various banks. Mr. Cacchio received a Master of Science in Accounting from Syracuse University and a B.S. in economics and finance from the University of Hartford.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under SEC rules, beneficial ownership includes any shares of common stock which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 15, 2011 by: (i) each director; (ii) each of the named executive officer’s listed in Summary Compensation Table; (iii) all our directors and executive officers as a group and (iv) all those known by us to be beneficial owners of more than 5% of its common stock. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to his or her name.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding(1)
Compensated Persons and Directors:
Jack H. Webb(2)	67,383	1.42%
John H. Watt, Jr.(3)	18,479	*
J. Daniel Mohr(4)	9,379	*
James W. Getman(5)	16,953	*
Steven G. Cacchio(6)	11,341	*
Mary Pat Adams(7)	37,338	*
Donald S. Ames(8)	116,623	2.46%
Donald H. Dew(9)	19,464	*
John M. Endries(10)	7,859	*
Samuel J. Lanzafame(11)	30,577	*
Margaret G. Ogden(12)	7,920	*
Lowell A. Seifter(13)	12,964	*
Charles E. Shafer(14)	26,321	*
Paul M. Solomon(15)	25,471	*
Charles H. Spaulding(16)	25,244	*
Deborah F. Stanley(17)	14,659	*
All Executive Officers and Directors as a Group (16 Persons)	447,975	9.40%
Other Shareholders:
BlackRock, Inc.(18) 40 East 52nd Street New York, NY 10022	312,288	6.58%
FMR LLC(19)	297,800	6.28%

*	Less than 1% of the total outstanding shares of common stock.

(1)

This table is based solely upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 4,745,491 shares outstanding on March 15, 2011, adjusted as required by rules promulgated by the SEC.

(2)	Consists of: a) 36,012 shares as to which Mr. Webb has sole voting and investment power, b) 16,371 unvested shares of restricted stock as to which he has sole voting power and c) 15,000 shares issuable pursuant to options exercisable within 60 days of March 15, 2011. Excludes 100 shares held by his spouse and 200 shares held by his daughter as to which he does not have voting or investment power, and as such, disclaims beneficial ownership.

(3)	Consists of: a) 7,789 shares as to which Mr. Watt has sole voting and investment power, b) 853 shares held jointly with his spouse as to which he has shared voting and investment power, and c) 9,837 unvested shares of restricted stock as to which he has sole voting power.

(4)	Consists of: a) 989 shares as to which Mr. Mohr has sole voting and investment power and b) 8,390 unvested shares of restricted stock as to which he has sole voting power.

(5)	Consists of: a) 5,271 shares as to which Mr. Getman has sole voting and investment power, b) 6,282 unvested shares of restricted stock as to which he has sole voting power and c) 5,400 shares issuable pursuant to options exercisable within 60 days of March 15, 2011.

(6)	Consists of: a) 4,466 shares as to which Mr. Cacchio has sole voting and investment power and b) 6,875 unvested shares of restricted stock as to which he has sole voting power. Excludes 155 shares owned by his spouse as to which he does not have voting or investment power, and as such, disclaims beneficial ownership.

(7)	Consists of: a) 9,650 shares as to which Ms. Adams has sole voting and investment power, b) 15,700 shares held in trust as to which she has shared voting and investment power, and c) 11,988 shares held by the Stock-based Deferral Plan for her account as to which she has sole voting power. Excludes 1,231 shares held by her spouse and 850 shares held by her children as to which she does not have voting or investment power and, as such, disclaims beneficial ownership.

(8)	Consists of: a) 91,917 shares as to which Mr. Ames has sole voting and investment power and b) 24,706 shares held by the Stock-based Deferral Plan for his account as to which he has sole voting power.

(9)	Consists of: a) 14,911 shares as to which Mr. Dew has sole voting and investment power and b) 4,553 shares held by the Stock-based Deferral Plan for his account as to which he has sole voting power.

(10)	Consists of: a) 6,500 shares as to which Mr. Endries has sole voting and investment power and b) 1,359 shares held by the Stock-based Deferral Plan for his account as to which he has sole voting power.

(11)	Consists of: a) 1,115 shares as to which Mr. Lanzafame has sole voting and investment power and b) 29,462 shares held by the Stock-based Deferral Plan for his account as to which he has sole voting power. Excludes 15,980 shares held by his spouse as to which he does not have voting or investment power and, as such, disclaims beneficial ownership.

(12)	Consists of: a) 2,617 shares as to which Ms. Ogden has sole voting and investment power, b) 1,832 shares held jointly with her spouse as to which she has shared voting and investment power, and c) 3,471 shares held by the Stock-based Deferral Plan for her account as to which she has sole voting power.

(13)	Consists of: a) 7,233 shares as to which Mr. Seifter has sole voting and investment power and b) 5,731 shares held by the Stock-based Deferral Plan for his account as to which he has sole voting.

(14)	Consists of: a) 3,084 shares as to which Mr. Shafer has sole voting and investment power, b) 9,525 shares held jointly with his spouse as to which he has shared voting and investment power, and c) 13,712 shares held by the Stock-based Deferral Plan for his account as to which he has sole voting power. Excludes 2,125 shares held by his spouse as to which he does not have voting or investment power and as such, disclaims beneficial ownership.

(15)	Consists of: a) 11,804 shares as to which Mr. Solomon has sole voting and investment power and b) 13,667 shares held by the Stock-based Deferral Plan for his account as to which he has sole voting power.

(16)	Consists of: a) 15,043 shares as to which Mr. Spaulding has sole voting and investment power and b) 10,201 shares held by the Stock-based Deferral Plan for his account as to which he has sole voting power.

(17)	Consists of: a) 5,026 shares as to which Ms. Stanley has sole voting and investment power, b) 4,756 shares held jointly with her spouse as to which she has shared voting and investment power and c) 4,877 shares held by the Stock-based Deferral Plan for her account as to which she has sole voting power.

(18)	BlackRock, Inc. has sole voting power and sole dispositive power with respect to all shares listed.

(19)	Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity Management & Research Company (“Fidelity”), has sole power to dispose of all shares listed. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund” Boards of Trustees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the Securities and Exchange Commission their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the Securities and Exchange Commission and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on its review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2010, all Section  16(a) filing requirements applicable to our executive officers and directors during fiscal 2010 were met.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders Options	28,700	$23.50	–
Equity compensation plans not approved by security holders	–	–	–

Total	28,700	$23.50	–

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors Independence

As required under the Nasdaq listing standards, a majority of the members of our Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, the Board has affirmatively determined that the following current directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mary Pat Adams, Donald S. Ames, Donald H. Dew, Samuel J. Lanzafame, Margaret G. Ogden, Lowell A. Seifter, Charles E. Shafer, Paul M. Solomon, Charles H. Spaulding and Deborah F. Stanley. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. The Board has determined that Jack H. Webb, our Chairman of the Board, President and Chief Executive Officer and John H. Watt, Jr., our Executive Vice President, are not independent directors by virtue of their employment with us. Mr. John M. Endries was also determined to be independent up until his retirement upon the expiration of his term at the 2011 Annual Meeting.

Code of Ethics

We have adopted a Code of Conduct, which applies to all employees and officers of Alliance and the Bank. We have also adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers, which applies to our chief executive officer, chief financial officer, chief accounting officer, controller and the senior vice president of marketing and investor relations. The Code of Ethics for Chief Executive Officer and Senior Financial Officers (“Code of Ethics”) meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K. The Code of Ethics for Chief Executive Officer and Senior Financial Officers is available to shareholders on our website at www.alliancebankna.com

We intend to satisfy the disclosure requirement under Item 5.05(c) of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Ethics that applies to our chief executive officer, chief financial officer, chief accounting officer, or other persons performing similar functions, by posting such information on our website at the Internet address set forth above. We did not amend or grant any waivers of a provision of our Code of Ethics during 2010.

Committees of the Board Of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2010 for each of the Board committees:

Name	Audit		Compensation		Corporate Governance
Donald S. Ames			X
Donald H. Dew			X		X	*
John M. Endries**	X
Samuel J. Lanzafame	X	*	X
Lowell A. Seifter			X	*	X
Paul M. Solomon	X				X
Charles H. Spaulding	X
Deborah F. Stanley					X
Total meetings in 2010	13		6		13

*	Committee Chairman
**	Financial Expert

Below is a description of each committee of the Board of Directors.

Audit Committee

During 2010, the Audit Committee was chaired by Director Lanzafame, with Directors Endries, Solomon and Spaulding as members. The Audit Committee assists the Board by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory and internal control environments.

As set forth in the Audit Committee Charter, the primary duties and responsibilities, among other responsibilities, of the Audit Committee are to:

(1)	oversee the accounting and financial reporting principles and policies and internal accounting controls and procedures;

(2)	oversee the financial statements and the independent audit thereof;

(3)	select, oversee and, where deemed appropriate, replace the independent auditors;

(4)	evaluate the qualifications, independence and performance of the independent auditors;

(5)	monitor the performance of the internal audit function;

(6)	monitor compliance with legal and regulatory requirements; and

(7)	prepare the report required by the rules of the Securities and Exchange Commission to be included in the annual proxy statement.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Board of Directors has also determined that Mr. Endries qualifies as an “audit committee financial expert” as defined in applicable SEC rules. Effective upon Mr. Endries retirement at the 2011 Annual Meeting, the Board has determined that Mr. Lanzafame will replace Mr. Endries as its audit committee financial expert. The Board of Directors has adopted a written charter for the Audit Committee that is available to shareholders on our website at www.alliancebankna.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

Our Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management of Alliance. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report in Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

Samuel J. Lanzafame, Chairperson
John M. Endries
Paul M. Solomon
Charles H. Spaulding

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of four directors: Donald S. Ames, Donald H. Dew, Samuel J. Lanzafame and Lowell A. Seifter, with Director Seifter serving as Chairperson of the Committee. All members of our Compensation Committee are independent (as independence is currently defined in Section 5605(a)(2) of the Nasdaq listing standards). The Board of Directors has adopted a written charter for the Compensation Committee that is available to shareholders on our website at www.alliancebankna.com.

Pursuant to its charter, the Compensation Committee’s responsibilities include:

(1)	reviewing and approving goals and objectives relevant to compensation, evaluating the Chief Executive Officer’s performance in light of these goals and objectives, and, based on this evaluation, making recommendations to the Board regarding the Chief Executive’s compensation;

(2)	reviewing our overall objectives and major components of our compensation programs, seeking to align compensation with business objectives and enabling us to attract and retain individuals who contribute to our long-term success;

(3)	reviewing and approving base salary, incentive compensation and long-term incentive compensation matters for all our executive officers;

(4)	reviewing executive officer compensation for compliance with Section 16 of the Securities Exchange Act and Section 162(m) of the Internal Revenue Code, as each may be amended from time to time, and any other applicable laws, rules and regulations;

(5)	in consultation with the Chief Executive Officer and senior management, reviewing our management development process;

(6)	reviewing employee compensation strategies, benefits and equity-based programs and plans;

(7)	reviewing and making recommendations to the Board with respect to director compensation; and

(8)	reviewing and approving employment agreements, severance arrangements and change in control agreements and provisions when, and if appropriate, as well as any special supplemental benefits for officers other than the Chief Executive Officer.

The Compensation Committee also reviews and discusses with management the “Compensation Discussion and Analysis” section of our proxy statements and considers whether to recommend to the full Board that it be included in our proxy statements and other filings.

Compensation Decision-Making Policies and Procedures and Director Compensation

Decision-Making and Policy-Making. As required by its charter, the Compensation Committee shall meet as often as necessary to carry out its responsibilities. The agenda for each meeting is developed by the Chairman of the Compensation Committee, in consultation with other members of the Committee and, where appropriate, senior management and the Committee’s compensation consultant.

In addition to its regular meetings, the Compensation Committee meets in executive session. From time to time, various members of senior management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The CEO may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation.

The Compensation Committee has been delegated authority from our Board of Directors to oversee executive compensation by reviewing and approving the compensation structures for all executive officers, including Executive Vice Presidents and selected Senior Vice Presidents and to approve our compensation plans.

The Compensation Committee considers the recommendations of the Chief Executive Officer with respect to the compensation of the executive officers, as well as empirical data and the recommendations of advisors. Compensation decisions made by the Compensation Committee are reported by the Committee Chairperson to the Board of Directors who approve, disapprove or amend the Committee’s action. The Compensation Committee does not delegate its duties to others.

In addition, pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. During 2010, the Compensation Committee did not engage a compensation consultant. The Compensation Committee based its compensation decisions on the competitive compensation analysis based on a peer group provided by Pearl Meyer & Partners in 2009. For additional information, see the “Compensation Discussion and Analysis” below.

The specific determinations of the Compensation Committee with respect to executive compensation for each of the Named Executive Officers during fiscal 2010 are described in greater detail in the “Compensation Discussion and Analysis” below.

Compensation Committee Interlocks and Insider Participation

None of our executive officers served as a member of another entity’s board of directors or as a member of the compensation committee (or other board committee performing equivalent functions) during 2010, which entity had an executive officer serving on our Board of Directors or as a member of our Compensation Committee. There are no interlocking relationships between us and other entities that might affect the determination of the compensation of our executive officers.

Corporate Governance Committee

The Corporate Governance Committee is comprised of four directors: Donald H. Dew, as Chairperson of the committee, Lowell A. Seifter, Paul M. Solomon and Deborah F. Stanley. All members of our Corporate Governance Committee are independent (as independence is currently defined in Section 5605(a)(2) of the Nasdaq listing standards). The Board of Directors has adopted a written charter for the Corporate Governance Committee that is available to shareholders on our website at www.alliancebankna.com

Pursuant to its charter, the Corporate Governance Committee of the Board of Directors is responsible for:

¡	identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Board);

¡	recommending to the Board for selection as candidates for election to the Board of Directors;

¡	reviewing and evaluating incumbent directors;

¡	making recommendations to the Board regarding the membership of the committees of the Board;

¡	reviewing and investigating complaints pertaining to directors involving matters other than financial compliance;

¡	reviewing matters related to the Board’s processes making recommendations with respect to such matters;

¡	reviewing and making recommendations with respect to the corporate governance guidelines; and

¡	annually reviewing its own performance and the performance of the full Board, periodically assessing the adequacy of its committee charter, and recommending changes to the Board as needed.

In addition, pursuant to its charter, the Corporate Governance Committee has the sole authority to retain any advisors and/or counsel in connection with performing its functions as it deems appropriate.

In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance Committee reviews these directors’ overall service to our company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence.

In considering candidates for election to the Board, the Corporate Governance Committee and the Board consider the entirety of each nominee’s credentials and do not have any specific minimum qualifications. Factors considered include, but are not necessarily limited to, the individual’s personal and professional integrity, business judgment, relevant experience, and anticipated effectiveness as a Director. In addition, prior to nominating an existing Director for re-election to the Board, the Corporate Governance Committee and the Board consider and review, among other relevant factors, the existing Director’s meeting attendance and performance, length of Board service, ability to meet regulatory independence requirements, and the experience, skills and contributions that the Director brings to the Board. All of the current nominees were recommended and approved by the Corporate Governance Committee. We do not pay a fee to any third party to identify or evaluate nominees.

In addition to the criteria listed above, the Board believes it operates best when its membership reflects a diverse range of experiences and areas of expertise. To this end, the following list of experience, qualifications, attributes or skills of each director and director nominee contributed to the Corporate Governance Committee’s conclusion that each director is qualified to serve on the Board in light of our business and structure:

Director	Qualifications
Mary Pat Adams	• 15 years experience in residential sales • Knowledge and expertise in the mortgage industry

Donald S. Ames	• Over 45 years of experience in business ownership and operations • Experience with financial and securities markets

Donald H. Dew	• Executive management experience, including as Chief Executive Officer and Chairman of a commercial business • Experience in banking, mergers and acquisitions and strategic planning

Samuel J. Lanzafame	• 31 years of executive management experience with both public and private companies • Experience with financial and securities markets

Margaret G. Ogden	• Over 25 years of experience in philanthropy • Experience in managing assets in excess of $120 million

Lowell A. Seifter

•    Practicing attorney with 34 years of experience in business and financial matters

•    Certified public accountant (inactive)

•    Experience in purchasing and selling land, commercial and residential properties and businesses

•    Co-managed an investment advisory company

Charles E. Shafer

•    Licensed attorney in the State of New York with extensive experience in commercial transactions, real estate and trusts and estates

•    Extensive experience with bridge financing, risk assessment, financial work-outs, loan agreements and the overall requirements of managing a company

Director	Qualifications

Charles H. Spaulding	• 31 years of experience as independent insurance agent • Experience managing companies with aggregate revenues in excess of $6 million

Paul M. Solomon	• Over 45 years of business experience as a principal owner • Former senior executive of privately owned company • Former director of public company • Experience with financial and securities markets

Deborah F. Stanley

•    16 years experience as President of State University of New York at Oswego

•    Manages annual funds of over $214 million and a workforce of approximately 1,800 faculty and staff

•    Experience overseeing public relations and branding, policy issues and legislative relations, employment and compensation matters, strategic planning, and multi-level governmental compliance and reporting

John H. Watt, Jr.

•    Executive Vice President of Alliance and the Bank

•    26 years of banking and financial services experience, which includes various management positions at J.P. Morgan Business Credit Corporation, The Chase Manhattan Bank and Chase Lincoln First Bank, N.A.

•    Licensed attorney in the State of New York

Jack H. Webb

•    Chairman and Chief Executive Officer of Alliance and President and Chief Executive Officer of the Bank

•    27 years of serving in various roles, including senior leadership roles, for Chase Manhattan Bank in central New York

In accordance with our Bylaws, nominations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of record entitled to vote for the election of directors at such meeting who provides timely notice in writing to our Secretary. To be timely, a shareholder’s notice must be delivered to the Secretary not less than 90 days nor more than 120 days immediately preceding the date of the meeting. The notice must contain (i) the name, age, business address and residence address of each proposed nominee; (ii) the principal occupation and employment of each proposed nominee; (iii) the total number of shares of our stock owned by each proposed nominee; (iv) the name and residence address of the notifying shareholder; (v) the number of shares of our stock owned by the notifying shareholder; and (vi) any other information relating to such person that is required to be disclosed in solicitations for proxies for the election of directors, or otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934. Nominations not made in accordance with this procedure may be disregarded at the annual meeting. Shareholder nominations are evaluated in the same manner as other nominations.

As of the date of this proxy statement, the Corporate Governance Committee had not received any shareholder recommendations for nominees in accordance with our bylaws in connection with the 2011 Annual Meeting.

Shareholder Communications with our Board of Directors

Shareholders may communicate directly with our Board of Directors by sending correspondence to the address shown below. If a shareholder desires to communicate with a specific Director, the correspondence should be addressed to that Director. The receipt of correspondence addressed to the Board of Directors and the nature of its content will be reported at the next Board meeting and appropriate action, if any, will be taken.

Correspondence addressed to a specific Director will be delivered to the Director, who will review it and, if appropriate, report the nature of its content to the Board of Directors at its next meeting, so that appropriate action, if any, may be taken.

Alliance Financial Corporation

Board of Directors

Attention: [Board of Directors] or [Specific Director]

120 Madison Street, 18th Floor

Syracuse, New York 13202

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The Board does not have a policy with respect to whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate. However, the Board believes that the our Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

Beginning in 2011, the Board has designated a Lead Director. The Board believes our unitary leadership structure is appropriately balanced by the designation of a Lead Director role and the independence of ten of our twelve directors. Our non-employee directors meet from time to time, but not less than twice per year, in executive sessions without any members of management present. In addition, the “independent” directors (as defined herein) shall meet alone in executive session at no less than two regular meetings of the Board each year. Additional executive sessions of the independent directors may be called at any time by the Lead Director, and shall be called by the Lead Director at the request of a majority of the independent directors. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors.

The Lead Director is selected from among independent directors by a majority of our independent directors. The Lead Director’s duties include: (i) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors; (ii) serving as liaison between the Chairman and the non-management directors; (iii) calling meetings of the non-management directors; (iv) consulting with the Chairman in planning and setting schedules and agendas for Board meetings to be held during the year; (v) serving as contact point for shareholders wishing to communicate with the Board other than through the Chairman; (vi) being available as a resource to consult with the Chairman and Corporate Secretary and other Board members on corporate governance practices and policies; and (vii) performing such other functions as the Board may direct. Currently, Donald H. Dew serves as Lead Director.

The Board considers that our leadership structure facilitates the Board’s oversight of risk management and communication with management, because the Board has named a Lead Director with defined responsibilities including participation in planning meeting agendas. The Lead Director and each of the other directors are encouraged to raise matters at any time for Board and committee meetings.

Board’s Role in Risk Oversight

The Board is responsible for consideration and oversight of risks facing the Company, and is responsible for ensuring that material risks are identified and managed appropriately. As set forth in the audit committee charter, the audit committee periodically reviews management’s assessment of risks or exposures, including financial statement risks. The audit committee also oversees related party transactions.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year-ended December 31, 2010, and in this proxy statement.

Lowell A. Seifter, Chairperson

Donald S. Ames

Donald H. Dew

Samuel J. Lanzafame

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of the Board of Directors (“Compensation Committee”), comprised of four independent directors, has responsibility for establishing and implementing our executive compensation philosophy as well as monitoring adherence to the policies and practices of the compensation programs maintained by us for our employees. This Compensation Discussion and Analysis (“CD&A”) section is intended to help our shareholders understand our compensation philosophy, objectives, components and practices. The CD&A also describes decisions made by the Compensation Committee in 2010 related to the compensation of our Named Executive Officers (“NEOs”).

The following officers have been identified as NEOs by the Board of Directors:

•	Jack H. Webb, Chief Executive Officer

•	John H. Watt, Jr., Executive Vice President

•	J. Daniel Mohr, Executive Vice President and Chief Financial Officer

•	James W. Getman, Executive Vice President and Senior Loan Officer, Alliance Bank, N.A.

•	Steven G. Cacchio, Senior Vice President, Retail Banking Sales and Service, Alliance Bank, N.A.

Executive Summary

It is the intent of the Compensation Committee to provide the NEOs with a market competitive compensation package that promotes the achievement of our strategic objectives and maximizes shareholder value without encouraging excessive risk. Base salary is the largest component of the NEOs total compensation. NEOs are also eligible to participate in our incentive compensation programs.

In 2010, the Compensation Committee took the following actions related to the NEOs compensation:

•	Base salaries and annual incentive opportunities were adjusted as the result of the competitive assessment conducted by an independent compensation consultant in 2009;

•

Equity awards were granted to the NEOs pursuant to the Alliance Financial Corporation Restricted Stock Plan which became effective upon shareholder approval on May 11, 2010. The Board of Directors considers long-term equity compensation an important component of compensation which aligns shareholder and management interests through equity awards; and

•

As a result of our financial performance in 2010, the NEOs earned payments under our short-term incentive program, which were paid in February 2011. The performance goals and related payments under this program are discussed more fully under the caption “Short-term Incentive Compensation” below.

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective compensation programs are those designed to attract, develop and retain the best available executive officers in key leadership positions as well as the best available employees at all levels in the organization. In implementing this philosophy, the compensation plans in which the NEOs participate are intended to motivate them to maximize performance for our shareholders and to reward them for the achievement of specific annual, strategic and long-term goals, including the appreciation of shareholder value.

Our compensation programs:

•	Are not overly complex in design or administration;

•	Are designed with prudent defined objectives and goals that prevent an expectation of receiving rewards for inappropriate or excessive risk that could have a material effect on us;

•	Have base salary as the largest component of total compensation for all employees, including those eligible to earn incentive compensation;

•	Are not excessive in that they are designed to provide incentive compensation opportunities that are a percentage of base salary rather than a multiple of base salary; and

•	Do not reward employees, including the NEOs, in a way that results in the receipt of compensation that is excessive for the position, or the performance and contribution of the employee.

Generally, the types of compensation paid to the NEOs are similar to those provided to other executive officers. To support our compensation philosophy and objectives, the NEOs compensation package provides the following:

•	Competitive base salary and benefits;

•	Short-term incentive compensation programs intended to reward employee contributions to the attainment of our annual performance or line of business goals; and

•	Long-term equity compensation intended to reward our NEOs and other key executives for their contributions to our sustainable, long-term success and growth in shareholder value.

The Board of Directors considers long-term equity compensation an important component of total compensation, a retention tool, and an effective means of linking the executives’ compensation with the value of our stock and long-term success of the organization. The 2010 Restricted Stock Plan, which became effective upon shareholder approval on May  11, 2010, enables the Board of Directors to continue using this vital component of compensation.

Executive Compensation Administration

In 2009, the Compensation Committee engaged an independent compensation consultant, Pearl Meyer & Partners (“PM&P”), to conduct a competitive assessment of the compensation programs provided to our Board of Directors and executive officers (the “Assessment”). PM&P was hired directly by the Compensation Committee to consult on board and executive compensation matters and does not perform any additional services for us. PM&P also provided recommendations regarding the composition and structure of our executive compensation programs.

The Assessment included:

•

Comparative compensation information for executives in similar positions for a custom peer group of 19 publicly traded banks of similar asset size ($700M—$3.0B) located in the Mid-Atlantic region. The 19 banks, as listed below, are located in non-metropolitan markets in New York, Pennsylvania and western Massachusetts.

– ACNB Corp. (ACNB)	– Ameriserv Financial, Inc. (ASRV)	– Arrow Financial Corporation (AROW)
– Berkshire Hills Bancorp, Inc. (BHLB)	– Bryn Mawr Bank Corp. (BMTC)	– Citizens & Northern Corp. (CZNC)
– CNB Financial Corporation (CCNE)	– ESB Financial Corporation (ESBF)	– Financial Institutions, Inc. (FISI)

– First Chester County Corporation (FCEC)	– First National Community Bancorp, Inc. (FNCB)	– Orrstown Financial Services, Inc. (ORRF)
– Parkvale Financial Corporation (PVSA)	– Royal Bancshares of Pennsylvania, Inc. (RBPAA)	– Suffolk Bancorp (SUBK)
– Tompkins Financial Corporation (TMP)	– Univest Corporation of Pennsylvania (UVSP)	– VIST Financial Corp (VIST)
– Wilber Corporation (GIW)

•

Data from two banking industry surveys comprising of banks of similar asset size and geographic location. The two surveys utilized were PM&P Banking Compensation Survey Report and Watson Wyatt Financial Institutions Benchmark Survey.

The Compensation Committee considered the results of the Assessment and its own compensation philosophy, among other considerations, in setting base salaries and annual incentive plan design targets effective in 2010, which are described in this CD&A.

The Compensation Committee is responsible for the review and approval of our executive compensation programs and the specific compensation for each executive officer, taking into consideration the recommendations of the Chief Executive Officer and the Compensation Committee’s own deliberations. The Chief Executive Officer recommends salary adjustments, short-term incentive plan opportunities and payouts as well as equity grants for each executive. These recommendations are based upon an assessment of each executive’s individual performance, performance of the executive’s respective business unit or function, retention considerations and market and other factors. The Chief Executive Officer does not play any role in the Compensation Committee’s deliberation of matters impacting his own compensation.

2010 Executive Compensation Components

For the fiscal year ended December 31, 2010, the NEOs were eligible to receive the following compensation components:

•	Base salary;

•	Performance-based short-term incentive compensation;

•	Discretionary bonus awards;

•	Long-term incentive compensation awards;

•	Retirement and other benefits; and

•	Perquisites and other personal benefits.

In making decisions regarding compensation for the NEOs, the Compensation Committee believes that a certain level of discretion is appropriate in determining the amount of compensation to be paid, the mix of compensation components, and the relationship between compensation levels provided to the Chief Executive Officer and other NEOs. As such, the Compensation Committee has not established formal policies for the following:

•	The allocation between cash and non-cash compensation;

•	The allocation of short-term and long-term equity incentive compensation; or

•	The percentage in which other NEOs compensation opportunity should be in relation to the Chief Executive Officer’s compensation.

The Compensation Committee’s goal was to base the levels of compensation to be paid to the executive officers relative to peer group and survey data. As such, the Compensation Committee established a minimum for 2010 base compensation of the 50th percentile of the base salaries in the Assessment, which is described in more detail below. Further, the Compensation Committee anticipated total cash compensation, should the Company’s performance exceed target levels, would place the NEO’s in the 70th to 80th percentile of the total cash compensation in the Assessment.

Base Salary

Base salaries are determined based on the NEOs position, scope of responsibilities, assessment of individual performance and expected future contributions as well as their professional, interactive, leadership and business area related technical skills. The NEOs are also eligible for merit-based salary increases in accordance with the same annual evaluation process that is applicable to all employees.

The Compensation Committee conducts an annual performance review of Mr. Webb, based on input from the entire Board of Directors, and makes recommendations to the Board of Directors, for its approval, regarding his compensation. In addition, a six-month interim review of Mr. Webb’s performance is conducted by the Chair of the Compensation Committee, also based on input from the Board of Directors.

Mr. Webb completes the annual performance reviews for Messrs. Watt, Mohr, Getman and Cacchio, which establishes the basis for his recommendation to the Compensation Committee for any salary increases for these executives.

Based on information contained in the Assessment, the Compensation Committee determined that the NEOs base salaries were at or below the median of the peer group. Taking into consideration 2009 performance, the results of the Assessment and our philosophy of paying a competitive base salary, the Compensation Committee recommended a 5.5% increase in base salary for Mr. Webb to place his base salary in the 50th percentile of the peer group utilized in the Assessment, effective January 2010. This increase was approved by the Board of Directors. The Compensation Committee also approved base salary increases for Messrs. Watt, Mohr, Getman and Cacchio of 8.8%, 7.3%, 3.2% and 7.9%, respectively, based on their performance reviews, the results of the Assessment and other factors. These increases were effective January 2010, placing the executive’s base salaries near the 50th percentile of the peer group utilized in the Assessment. These salary adjustments were made inclusive of the annual merit-based increases.

In February 2011, the NEOs received merit increases to their base salary averaging approximately 3%, which were paid retroactively to the beginning of the year.

Short-Term Incentive Compensation

The NEOs and certain key executives in leadership positions are eligible to participate in a short-term incentive program that rewards employees upon the attainment of certain annual performance goals. The Compensation Committee concluded that awards granted pursuant to the short-term incentive program should be determined based on actual performance against multiple metrics. The Compensation Committee, in its discretion, chose return on equity, tangible common equity and non-performing assets/total assets as the performance metrics for 2010 (the “2010 Performance Goals”). The 2010 Performance Goals were based on our 2010 business plan, which contained details regarding our short-term goals and objectives, and assumptions regarding environmental factors such as market interest rates and economic and financial market conditions.

The 2010 Performance Goals must be met for payment of awards under the “base” component of the program and must be exceeded to trigger payment of awards under the “incremental” component of the program. Under the base component of the program, if the 2010 Performance Goals are met, the NEOs and other senior executives are eligible for a certain percentage of their base salary, which may be increased or decreased based on the executive’s job performance and area of responsibility. Under the incremental component of the program, if the 2010 Performance Goals are exceeded, the NEOs and other senior executives are eligible for additional incentive compensation. A pool is established of up to 25% of the net income that exceeds the target goal and is allocated as additional incentive compensation to each eligible executive based on their job performance and area of responsibility.

Below is a summary of the target and actual 2010 Performance Goals.

Performance Measure	2010 Goal	2010 Actual
Return on Average Equity (1)	8.20%	9.17%
Tangible Common Equity/Tangible Assets (2)	6.39%	6.62%
Non-performing Assets/Total Assets	0.75%	0.63%
Net Income	$10,704,000	$11,624,000

(1)	Net income divided by average shareholders’ equity.

(2)	Total common equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets.

Our 2010 net income exceeded the target goal, thus qualifying the NEOs and other executives for additional incentive compensation payments under the program, which were approved by the Compensation Committee and the Board of Directors in January 2011.

The following table presents, for each NEO, the 2010 short-term incentive award amounts that were paid in 2011 for achieving and exceeding the 2010 Performance Goals.

Name	Base Salary	Base Award	Base Award	Incremental Pool Award as Percentage of Base Salary	Incremental Pool Award	Total Award	Total Award as Percentage of Base Salary
Mr. Webb	$380,000	40.0%	$152,000	6.0%	$23,000	$175,000	46.0%
Mr. Watt, Jr.	$210,000	30.0%	$63,000	25.0%	$52,000	$115,000	55.0%
Mr. Mohr	$190,000	30.0%	$57,000	23.0%	$43,000	$100,000	53.0%
Mr. Getman	$162,500	25.0%	$40,625	10.0%	$16,375	$57,000	35.0%
Mr. Cacchio	$150,000	25.0%	$37,500	18.0%	$27,500	$65,000	43.0%

The NEOs received approximately 61% of the value of incentives paid under the short-term incentive program.

The employment agreements with Messrs. Webb, Watt and Mohr contain certain “claw-back” language, as further discussed below, which would be applicable to this program.

Discretionary Bonus Awards

The Board of Directors considers discretionary cash bonus awards in certain situations to recognize significant efforts or individual contributions. None of the NEOs received discretionary bonus compensation for 2010.

Long-Term Incentive Compensation

Restricted stock awards have been issued in the past to support the Board of Directors belief that long-term equity-based incentive compensation is an important component of our total compensation philosophy. Awards are issued to recognize the responsibility and contributions of the NEOs, and other key executives, in meeting our long-term goals and strategies. Additionally, long-term incentive compensation is required to compete with other organizations in recruitment and retention of key executives.

We generally consider awarding restricted stock annually. The Compensation Committee recommends the number of shares of restricted stock to be awarded to Mr. Webb, which is subject to the approval of the Board of Directors. Mr. Webb recommends the number of shares to be awarded to key executives, including Messrs. Watt, Mohr, Getman and Cacchio, which is subject to the approval of the Compensation Committee.

The NEOs received long-term incentive compensation in 2010 and 2011 under the 2010 Restricted Stock Plan. These equity awards (restricted stock) were approved by the Compensation Committee and Board of Directors consistent with the Plan’s stated purpose. At its meeting on August 31, 2010, the Compensation Committee approved restricted stock awards for the NEOs related to 2009 and 2008 performance, which vest 20% per year starting August 31, 2011. The Compensation Committee typically considers grants during its January or February meeting of each year, but due to the expiration of the 1998 Long-term Incentive Compensation Plan in 2008, the decision was deferred until after the shareholders voted and approved the Plan in May 2010. On February 22, 2011, the Compensation Committee approved restricted stock awards for the NEOs related to 2010 performance which vest 20% per year starting February 22, 2012. In awarding the restricted stock grants, the Compensation Committee considered the individual’s role and their contributions toward the Company’s success.

The following table sets forth grants of restricted stock to the NEOs in connection with the Company’s performance in 2010, 2009 and 2008:

Name	Restricted Stock Grant August 31, 2010 (1)	Restricted Stock Grant February 22, 2011 (2)
Mr. Webb	6,799	3,713
Mr. Watt, Jr.	3,197	1,710
Mr. Mohr	3,056	1,547
Mr. Getman	1,885	1,323
Mr. Cacchio	2,222	1,222

(1)	Grants for 2009 and 2008 performance were deferred until 2010 due to the expiration of the 1998 Long-Term Incentive Compensation Plan in 2008. The breakdown of the shares granted for 2009 and 2008 performance, respectively, are as follows: Mr. Webb 3,799 and 3,000; Mr. Watt 1,697 and 1,500; Mr. Mohr 1,556 and 1,500; Mr. Getman 1,385 and 500; Mr. Cacchio 1,222 and 1,000.
(2)	Amounts represent grants made in 2011 related to 2010 performance.

Retirement and Other Benefits

Executive Incentive Retirement Program

The Board of Directors approved our Executive Incentive Retirement Program (“EIRP”) in March 2008. The EIRP was designed to assist us in retaining and attracting officers of exceptional ability and rewarding them for meeting or exceeding specific business program objectives or performance measurements. There are eight officers currently participating in the EIRP, including all of the NEOs except Mr. Webb.

The deferred bonus award vests at the rate of 20% per year while the Participant is employed by the Bank, and automatically vests upon (i) the participant’s death or disability, (ii) upon the occurrence of a change in control, or (iii) upon the participant’s separation from service at or after attaining normal retirement age. The Board of Directors elected to cease paying deferred bonuses under this plan in 2009 because the Board determined that the total compensation paid to the NEO’s was appropriate without further benefits from this plan.

Supplemental Executive Retirement Agreement (SERP) and Split Dollar Life Insurance Agreement

Mr. Webb has a SERP, which was negotiated as a component of his total compensation package when he joined the Company. Pursuant to the SERP, we are required to pay Mr. Webb an annual benefit equal to 70% of his final average compensation in excess of his other retirement benefits. The retirement benefit will be paid to Mr. Webb in the form of a straight life annuity in monthly installments for life. For purposes of the SERP, Mr. Webb’s final average compensation means the annualized monthly base salary actually paid by us over the three-year period ending on the date of his termination of employment. The amounts due to him under the SERP are to be distributed upon the occurrence of a triggering event, including:

•	Mr. Webb’s termination of employment with us, except upon his termination with cause; or

•	His attaining the age of 65.

We must begin paying the benefit to Mr. Webb either on the first day of the seventh month following Mr. Webb’s termination of employment or on the first day of the first month following his attaining age 65, whichever is earlier. The benefit due Mr. Webb may be reduced if payment commences prior to August 1, 2017. In addition, the SERP provides Mr. Webb the right to receive payment of the benefit upon a change of control of the Company. Mr. Webb is the only NEO covered by a SERP.

On January 27, 2010, the Company, Bank and Mr. Webb also entered into the first amendment (the “Amendment”) to the Amended and Restated Supplemental Retirement Agreement, dated November 28, 2006 (the “Restated SERP”). The Restated SERP amended and restated the original Supplemental Retirement Agreement, dated May 1, 2000, for certain changes related to the requirements of Section 409A of the Code. The Amendment provides the ability to designate beneficiaries, clarifies the definition of “Death” for purposes of determining time of payment under the agreement, and requires Mr. Webb to prudently manage his other retirement benefits (outside of the Restated SERP) in order to preserve the potential offset of benefits otherwise payable under the Restated SERP.

Additionally, on January 27, 2010, we entered into a split dollar life insurance agreement with Mr. Webb. If Mr. Webb is employed by us at the time of his death, then Mr. Webb’s designated beneficiaries will receive a lump sum payment equal to the employee’s interest, as defined in the agreement. The remainder of the insurance proceeds will be paid to us. We pay the premiums to keep the insurance policies in force, we retain the right to terminate the insurance policies and we are the owner of the cash surrender value of the insurance policies. Any successor to us will be required to assume and perform this split dollar life insurance agreement as if no succession had occurred.

401(k) Retirement Program

The NEOs are eligible to participate in the 401(k) retirement program on the same terms as other employees. Employees are eligible to make salary deferrals (contributions) at the beginning of the month following their hire date. We will match the employee’s contributions $0.50 per dollar deferred up to a maximum of 6% of the employees covered compensation. In addition, 1% of an eligible employee’s annual earnings are contributed by us regardless of whether the employee is contributing to the program.

Group Term Life Insurance

The NEOs are covered under the same benefit program available to all other employees, which are paid for by us. Employees are covered for four-times their annual earnings up to a maximum of $750,000. Accidental death and dismemberment insurance is provided in an amount equal to the life insurance.

Group Long-Term Disability Insurance

The NEOs are covered under the same benefit program available to all other employees, which are paid for by us. The coverage provides for 60% salary continuation in the event of disability, as defined in the policy, up to a maximum monthly benefit of $15,000. The NEOs are insured for the following monthly income replacement amounts.

Webb	Watt	Mohr	Getman	Cacchio
$15,000	$10,500	$9,500	$8,125	$7,500

Other Benefits

The NEOs are eligible for the same benefits available to all other employees such as health and dental insurance, personal and sick leave, vacations, and holidays.

Perquisites and Personal Benefits

The NEOs are provided with perquisites and other personal benefits that the Compensation Committee believes are modest, reasonable, and similar in nature to those provided to executives at competing financial institutions, and are designed to assist these executives in carrying out their duties.

The NEOs have the use of a company-owned automobile. Club memberships are provided to Mr. Webb, Mr. Watt and Mr. Getman for business meeting purposes and for their personal use. At the recommendation of the Compensation Committee, a health club membership is also provided to Mr. Webb.

Employment and Change-of-Control Agreements

We have employment and change of control agreements with the NEOs and certain key executives. The Board of Directors views these agreements as integral in ensuring the continued dedication of the executives to the Company and promoting stability of management, particularly in the event of a change of control.

Employment Agreements

Messrs. Webb, Watt and Mohr each have employment agreements effective as of January 26, 2010, which have an initial term of one year. Thereafter, each of the employment agreements will automatically extend for successive one year terms, unless previously terminated or either we or the executive provides notice that it will not be extended. The initial base salaries established under the agreements for 2010 were $380,000 for Mr. Webb, $210,000 for Mr. Watt and $190,000 for Mr. Mohr. In addition to the base annual salary, the employment agreements provide for, among other things, participation in incentive programs and other employee benefit plans applicable to executive employees.

In the event of involuntary termination without “cause” or voluntary termination with “good reason,” each executive is entitled to receive a severance benefit equal to the greater of the unpaid compensation and benefits that would have been paid under the terms of this employment agreement if the executive had remained employed, or the unpaid compensation and benefits that would have been paid under the terms of this employment agreement (including any accrued bonus) for a period of one year following the termination. Upon Change of Control, as defined in the agreements, which results in the termination of the executive without cause or certain resignations for good reason, the executive will receive a lump sum payment equivalent to a multiple of the average annual compensation paid to the executive by the Company and included in the executive’s gross income for income tax purposes for the three (3) full taxable years that immediately precede the year during which the Change of Control occurs (adjusted to include bonuses paid, rather than accrued, in respect of such years) which multiple shall be three (3) times such annual average amount in the case of Mr. Webb and two (2) times the annual average amount in the case of Messrs. Watt and Mohr. In addition, under such circumstances, each executive will also receive a lump sum payment equal to a multiple of the Company’s annual cost of providing health, life and long-term disability coverages and other fringe benefits equal to three (3) times such amount in the case of Mr. Webb and equal to two (2) times such amount in the case of Messrs. Watt and Mohr. Further, if there is a Change in Control, then all forms of equity-based compensation, including unexpired stock options and unvested restricted stock will accelerate. In the event that any amounts payable under the employment agreements would be nondeductible to us by reason of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then such amounts shall be reduced to the extent necessary that such payments will no longer be ineligible for deduction by reason of Section 280G of the Code.

The employment agreements also provide for a clawback of any incentive paid to, credit to an account on behalf or, or vested to the executive within the prior twenty-four (24) months under certain circumstances if it is later determined that the incentive is directly attributable to materially misleading financial statements.

Change of Control Agreements

Messrs. Getman and Cacchio have change of control agreements with identical terms. Upon a change of control (as defined in the Agreement) resulting in termination, the NEO will receive a lump sum severance payment equal to 200% of the NEOs annual base salary in effect as of the date of termination. If the NEO constitutes a qualified beneficiary and elects continued coverage under COBRA, their health care coverage will be paid for by us for up to two years following termination or shorter period until obtaining new employment offering health insurance.

EXECUTIVE AND DIRECTOR COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Named Executive Officers for service during each of the last three completed fiscal years, as applicable:

Name and Principal Positions	Year	Salary(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Jack H. Webb Chairman and Chief Executive Officer	2010	380,000	193,296	175,000	193,620	33,983	975,899
	2009	360,200	—	150,000	89,856	54,615	654,671
	2008	350,200	50,380	52,500	187,257	40,125	680,462

John H. Watt, Jr. Executive Vice President	2010	210,000	90,891	115,000	—	27,452	443,343
	2009	193,000	—	107,900	—	34,862	335,762
	2008	185,500	44,083	56,840	—	25,007	311,430

J. Daniel Mohr Executive Vice President and Chief Financial Officer	2010	190,000	86,882	100,000	—	13,524	390,406
	2009	177,000	—	93,100	—	16,045	286,145
	2008	170,000	37,785	50,290	—	13,542	271,617

James W. Getman Executive Vice President and Senior Loan Officer	2010	162,500	53,591	57,000	—	16,199	289,290
	2009	157,500	—	55,195	—	26,871	239,566
	2008	153,500	25,190	33,770	—	19,938	232,398

Steven G. Cacchio Senior Vice President, Retail Banking Sales and Service	2010	150,000	63,171	65,000	—	16,219	294,390
	2009	139,000	—	55,600	—	22,831	217,431
	2008	135,000	25,190	33,750	—	18,314	212,254

(1)	The figures shown for salary represents amounts earned for the fiscal year, whether or not actually paid during such year.

(2)	Amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For more information concerning the assumptions used for these calculations, please refer to the notes to the financial statements contained in the 2010, 2009 and 2008 Annual Reports on Form 10-K. The underlying stock grants relate to 2009 and 2008 performance. These grants were granted in 2010 due to the expiration of the 1998 Long-Term Incentive Compensation Plan in 2008.

(3)	Amounts for all years in this column reflect the short-term incentive compensation earned by each Named Executive Officer. The Short-Term Incentive Plan is described in greater detail in the “Compensation Discussion and Analysis” above. Amounts for 2008 for Messrs. Watt, Mohr, Getman and Cacchio also include deferred compensation earned under the EIRP equal to 10% their base salary.

(4)	Amounts in this column reflect (a) the increase (if any) for each respective year in the present value of the Named Executive Officer’s accrued benefit (whether not vested) under each tax-qualified and non-qualified actuarial or defined benefit plan calculated by comparing the present value of each individual’s accrued benefit under each such plan in accordance with FASB ASC Topic 715 as of the plan’s measurement date in such year to the present value of the individual’s accrued benefit as of the plan’s measurement date in the prior fiscal year.

(5)	Amounts in this column are set forth in the table below and include perquisites, dividends paid on restricted stock and 401(k) employer contributions, as applicable. The Named Executive Officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. In addition, we provide certain non-cash perquisites and personal benefits to each named executive officer such as country club memberships and the use of Company-owned automobile.

	401(k) Employer Contributions ($)	Dividends on Restricted Stock ($)	Perquisites ($)	Total ($)
Jack H. Webb	9,119	12,199	12,665	33,983
John H. Watt, Jr.	9,726	9,396	8,330	27,452
J. Daniel Mohr	3,210	5,234	5,080	13,524
James W. Getman	8,029	4,802	3,368	16,199
Steven G. Cacchio	8,089	5,330	2,800	16,219

Grants of Plan-Based Awards

The following table sets for information regarding plan-based awards granted to our Named Executive Officers during the last fiscal year.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	Grant Date Fair Value of Stock Awards(3) ($)
		Threshold ($)	Target ($)	Maximum(1) ($)
Jack H. Webb	–	76,000	152,000	–	–	–
	08/31/2010	–	–	–	6,799	193,296

John H. Watt, Jr.	–	31,500	63,000	–	–	–
	08/31/2010	–	–	–	3,197	90,891

J. Daniel Mohr	–	28,500	57,000	–	–	–
	08/31/2010	–	–	–	3,056	86,882

James W. Getman	–	20,312	40,625	–	–	–
	08/31/2010	–	–	–	1,885	53,591

Steven G. Cacchio	–	18,750	37,500	–	–	–
	08/31/2010	–	–	–	2,222	63,171

(1)	The Short-Term Incentive Plan does not contain predetermined maximum amounts.

(2)	These grants relate to 2009 and 2008 performance, which were deferred until 2010 due to the expiration of the 1998 Long-Term Incentive Compensation Plan in 2008. The breakdown of the shares granted for 2009 and 2008 performance, respectively, is as follows: Mr. Webb 3,799 and 3,000; Mr. Watt 1,697 and 1,500; Mr. Mohr 1,556 and 1,500; Mr. Getman 1,385 and 500; Mr. Cacchio 1,222 and 1,000.

(3)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to restricted stock awards granted to our Named Executive Officers.

Outstanding Equity Awards at Year-End

There were no stock options granted to our Named Executive Officers during the last fiscal year. The following table sets forth information regarding stock awards and stock options outstanding at December 31, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Grant Date	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)
Jack H. Webb	15,000	–	23.50	1/1/2012	715	(1)	1/30/2004	23,130
					1,286	(2)	1/30/2005	41,602
					1,429	(3)	2/16/2006	46,228
					1,429	(4)	1/30/2007	46,228
					1,715	(5)	1/29/2008	55,480
					6,799	(7)	8/31/2010	219,948

John H. Watt, Jr.	–	–	–	–	572	(1)	1/30/2004	18,504
					858	(2)	1/30/2005	27,756
					1,143	(3)	2/16/2006	36,976
					1,429	(4)	1/30/2007	46,228
					1,500	(5)	1/29/2008	48,525
					3,197	(7)	8/31/2010	103,423

J. Daniel Mohr	–	–	–	–	1,429	(6)	5/1/2006	46,228
					1,072	(4)	1/30/2007	34,679
					1,286	(5)	1/29/2008	41,602
					3,056	(7)	8/31/2010	98,862

James W. Getman	5,400	–	23.50	1/1/2012	572	(1)	1/30/2004	18,504
					643	(2)	1/30/2005	20,801
					858	(3)	2/16/2006	27,756
					715	(4)	1/30/2007	23,130
					858	(5)	1/29/2008	27,756
					1,885	(7)	8/31/2010	60,980

Steven G. Cacchio	–	–	–	–	572	(1)	1/30/2004	18,504
					643	(2)	1/30/2005	20,801
					858	(3)	2/16/2006	27,756
					1,072	(4)	1/30/2007	34,679
					858	(5)	1/29/2008	27,756
					2,222	(7)	8/31/2010	71,882

(1)	Restricted stock awards granted on January 30, 2004 vest on January 30, 2011.
(2)	Restricted stock awards granted on January 30, 2005 vest on January 30, 2012.
(3)	Restricted stock awards granted on February 26, 2006 vest on February 16, 2013.
(4)	Restricted stock awards granted on January 30, 2007 vest on January 30, 2014.
(5)	Restricted stock awards granted on January 29, 2008 vest on January 29, 2015.
(6)	Restricted stock awards granted on May 1, 2006 vest on May 1, 2013.
(7)	Restricted stock awards granted on August 31, 2010 under the 2010 Restricted Plan vest in 20% increments beginning on August 31, 2011.
(8)	Market value is calculated on the basis of $32.35 per share, which is the closing sales price for our common stock on December 31, 2010.

Option Exercises and Stock Vested

The following table sets forth the stock awards that vested and the option awards that were exercised for the Named Executive Officers during the last fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Jack H. Webb	60,000	663,590	500	13,430
John H. Watt, Jr.	—	—	429	13,479
J. Daniel Mohr	—	—	—	—
James W. Getman	4,000	44,696	286	7,284
Steven G. Cacchio	5,848	31,965	358	9,118

(1)	The figures shown include the amount realized during the fiscal year upon exercise of vested stock options by the Named Executive Officer and the vesting of restricted stock, based on the closing sales price for a share of our common stock on the on the exercise date or vesting date, as applicable.

Pension Benefits

The following table sets forth information regarding pension benefits accrued by the Named Executive Officers during the last fiscal year.

Pension Benefits Table
Name	Plan Name		Number of Years of Credited Service(2) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Jack H. Webb	Supplemental Retirement Agreement	(1)	10.67	935,774	–
John H. Watt, Jr.	–		–	–	–
J. Daniel Mohr	–		–	–	–
James Getman	–		–	–	–
Steven G. Cacchio	–		–	–	–

(1)	This agreement is discussed above in the Compensation Discussion and Analysis Section under the caption “Retirement and Other Benefits – Supplemental Executive Retirement Agreement (SERP) and Split Dollar Life Insurance Agreement.”

(2)	The figures shown are determined as of the plan’s measurement date during 2010 under ASC Number 715-20-65-1 for purposes of our audited financial statements. For the discount rate and other assumptions used for this purpose, please refer to Note 12 in the Notes to Consolidated Financial Statements attached to the Annual Report on Form 10-K for the year ended December 31, 2010.

Termination and Change in Control Benefits

As discussed under “Compensation Discussion and Analysis – Employment Agreements and Change in Control Agreements” above, we had employment and change of control agreements with Jack H. Webb, John H. Watt, Jr., J. Daniel Mohr, James W. Getman and Steven G. Cacchio. We have summarized and quantified the estimated payments under the agreements, assuming a termination event occurred on December 31, 2010, below.

	Jack H. Webb	John H. Watt, Jr.	J. Daniel Mohr	James W. Getman	Steven G. Cacchio
Retirement(1)	$–	$–	$–	$–	$–
Death
Salary Continuation(3)	62,466	34,521	31,233	–	–
Restricted Stock Acceleration(2)	432,617	281,413	221,371	–	–
Split Dollar Life Insurance	958,152	–	–	20,000	–
Disability(4)
Salary Continuation	219,321	121,159	109,615	–	–
Accrued and Unpaid Vacation	29,231	16,154	14,615	–	–
Continued Benefits	6,314	6,168	6,094	–	–
Restricted Stock Acceleration(2)	432,617	281,413	221,371	–	–
Termination Without Cause or Voluntary Termination with “Good Reason”(5)
Lump Sum Cash Payment	608,636	360,692	322,871	–	–
Change in Control–Related
Restricted Stock Acceleration(2)	432,617	281,413	221,371	178,928	201,379
Lump Sum Cash Payment(6)	1,391,973	557,063	422,535	334,164	320,341

(1)	There are no additional benefits paid upon retirement pursuant to the employment agreements or change of control agreements in effect at December 31, 2010 or pursuant to the 1998 Long-Term Incentive Compensation Plan and the 2010 Restricted Stock Plan.

(2)	All restricted stock granted under the 1998 Long Term Incentive Compensation Plan and the 2010 Restricted Stock Plan provide for full vesting upon death, disability or change in control. The figures shown reflect the value of those restricted stock awards that would accelerate, calculated based on the closing sales price for a share of our common stock on December 31, 2010. The change of control agreements with other officers also provide acceleration of stock options and restricted stock awards that otherwise were not vested. None of the Named Executive Officers currently have unvested stock options.

(3)	The employment agreements in effect for Messrs. Webb, Watt and Mohr provide for salary continuation payments following termination due to death for a period of 60 days.

(4)	The employment agreements in effect for Messrs. Webb, Watt and Mohr provide for a payment equal to the total of accrued and unpaid vacation pay, continued benefits and 100% of the executive’s then current base salary for a period of 30 weeks following termination due to disability. The amount disclosed for accrued and unpaid vacation pay assumes a payout of the maximum four weeks of unused vacation time.

(5)	The employment agreements in effect for Messrs. Webb, Watt and Mohr provide for a lump sum cash payment equal to the unpaid compensation, including any accrued bonus, and the benefits that the executive would have been paid under the agreement for a period of one year following a termination without cause or voluntary termination with “good reason”, including base salary, vacation and benefits. The amount disclosed for accrued and unpaid vacation pay assumes a payout of the maximum four weeks of unused vacation time.

(6)

The employment agreements provide for an lump sum payment equivalent to a multiple of the average annual compensation paid to the executive by the Company and included in the executive’s gross income for income tax purposes for the three (3) full taxable years that immediately precede the year during which the Change of Control occurs (adjusted to include bonuses paid, rather than accrued, in respect of such years) which multiple shall be three (3) times such annual average amount in the case of Mr. Webb and two

(2) times the annual average amount in the case of Messrs. Watt and Mohr. In addition, under such circumstances, each executive will also receive a lump sum payment equal to a multiple of our annual cost of providing health, life and long-term disability coverages and other fringe benefits equal to three (3) times such amount in the case of Mr. Webb and equal to two (2) times such amount in the case of Messrs. Watt and Mohr. The change of control agreements with Messrs. Getman and Cacchio provide for a lump sum payment equal to 200% of his annual cash compensation and the cost of providing health, life and long-term disability coverages and other fringe benefits for a period of up to 24 months. In the event that any amounts payable under the employment agreements or change in control agreements would be nondeductible to us by reason of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then such amounts shall be reduced to the extent necessary that such payments will no longer be ineligible for deduction by reason of Section 280G of the Code.

Director Compensation

Meeting Fees. Prior to May 1, 2010, each non-employee director received an annual retainer fee of $7,500 for service on the Board, $600 for each Board meeting attended, and $400 for each committee meeting attended, except for the Audit Committee which received $600 for each meeting attended. Committee Chairs received an additional $100 for each committee meeting attended. The Audit Committee Chairman received an additional annual retainer fee of $2,000, and the Compensation Committee Chairman received an additional annual retainer fee of $1,000.

Effective May 1, 2010, each non-employee director receives an annual retainer fee of $12,500 for service on the Board, $600 for each Board meeting attended, and $600 for each committee meeting attended. Committee Chairs receive an additional $100 for each committee meeting attended. The Audit Committee Chairman receives an additional annual retainer fee of $5,000, and the Compensation Committee Chairman and the Governance Committee Chairman receive an additional annual retainer fee of $3,500.

Stock-Based Deferral Plan. We have a Stock-Based Deferral Plan (the “Plan”) that was adopted in March 2008, which currently provides non-employee directors with the option to defer receipt of all or a portion of their directors’ fees. Amounts deferred under the Plan are invested in shares of our common stock through open market purchases executed by a trustee. Dividends paid on shares of stock in the Plan are reinvested in our common stock. Participants in the Plan can elect to receive stock distributions in a lump sum or in equal installments over at least two years and not more than ten years. During 2010, the Directors elected to defer a total of $358,610 in director fees under the Stock-Based Deferral Plan.

Director Retirement Plan. We also provide an additional source of retirement income to non-employee directors in recognition of their service on the Board through our Director Retirement Plan. In the event that a director ceases to serve after completing at least three years of service, the director is entitled to a normal retirement benefit, payable in either a lump sum or in ten equal annual installments. In the event of the death of the director, remaining benefits, if any, are payable to a designated beneficiary. The normal retirement benefit is equal to thirty-five percent of the director’s average annual director’s fees increased by (i) one percent for each full year of service up to a maximum of twenty-five percent and (ii) by an additional ten percent if the director served as a Board committee chair for at least three years, which may be nonconsecutive.

The following table sets forth information regarding compensation earned by our non-employee directors during the last fiscal year.

Name	Fees Earned or Paid in Cash(1) ($)	Change in Pension Value and Nonqualifed Deferred Compensation Earnings(2) ($)	Total ($)
Mary Pat Adams	24,300	15,498	39,798
Donald S. Ames	33,300	48,678	81,978
Donald H. Dew	40,900	19,238	60,138
John M. Endries	34,200	27,016	61,216
Samuel J. Lanzafame	42,600	51,395	93,995
Margaret G. Ogden	26,700	15,614	42,314
Lowell A. Seifter	38,600	14,717	53,317
Charles E. Shafer	28,100	26,175	54,275
Paul M. Solomon	41,200	43,678	84,878
Charles H. Spaulding	35,300	24,337	59,637
Deborah F. Stanley	32,100	14,645	46,745

(1)	Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the fiscal year. All Directors elected to defer 100% of their 2010 fees under the Stock-Based Deferral Plan, except Ms. Ogden who elected to receive 70% of her total fees in cash.

(2)	Amounts in this column represent the change in the value of accumulated benefits under the Director Retirement Plan and nonqualified deferred compensation earnings under the Stock-Based Deferral Plan.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

Pursuant to the terms of its written charter, the Audit Committee is responsible for reviewing and approving all related-party transactions. Consistent with this responsibility, the Audit Committee has reviewed and approved the following related-person relationships as being consistent with the policy. Except for the specific transactions described below no director, executive officer or beneficial owner of more than five percent of our outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than such transaction as described) with us during 2010, or proposes to engage in any transaction with us, in which the amount involved exceeds $120,000.

Transactions with Certain Related Persons

We make loans to our executive officers, employees and directors. These loans are made in the ordinary course of business and on substantially the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features.

The law firm of Riehlman, Shafer & Shafer, of which Director Charles E. Shafer’s brother is sole owner, received $167,720 for legal services rendered to us during 2010, including commercial and consumer loan closings and collection activities.

PROPOSAL 2

NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION

OF THE NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), requires us to provide our shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement. This vote does not address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed in this proxy statement.

Vote Required

The approval of the non-binding advisory resolution on the compensation of our named executive officers will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present entitled to vote on this proposal. In addition, an abstention shall not constitute a vote cast and they will have no effect on the vote. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, broker non-votes will have no effect on the vote.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

General

The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis, the summary compensation table and the other related tables and narrative disclosure contained elsewhere in this proxy statement. As discussed in those disclosures, the Board of Directors believes that our executive compensation philosophy, policies and procedures provide a strong link between each NEO’s compensation and our short and long-term performance. The objective of our executive compensation program is to provide compensation which is competitive based on our performance and aligned with the long-term interests of our shareholders.

We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal will be presented at the annual meeting as a resolution in substantially the following form:

RESOLVED, on an advisory basis, that the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Your vote on this Proposal 2 is advisory, and therefore not binding on us, the Compensation Committee or the Board of Directors. Your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to align our executive compensation with the best interests of the Company and our shareholders.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE REGARDING THE FREQUENCY OF VOTING

ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also requires us to permit a separate non-binding, advisory shareholder vote with respect to the frequency of the advisory vote on the compensation of our NEOs. In particular, you may vote whether the advisory vote should occur every three years, every two years or every year. Shareholders may also abstain from voting.

Vote Required

The choice receiving the greatest number of votes – every three years, every two years or every year – will be the frequency that shareholders will be deemed to have approved. Broker non-votes and abstentions will have no effect on the vote.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE OPTION OF “EVERY THREE (3) YEARS” AS YOUR PREFERENCE FOR THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

General

As discussed in the Compensation Discussion and Analysis, our Board of Directors believes that its current executive compensation programs directly link executive compensation to its short and long-term financial performance and align the interests of its executive officers with those of its shareholders. After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for us, and therefore our Board of Directors recommends that you vote for a triennial advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that a triennial advisory vote on our executive compensation will provide our shareholders with direct input on our executive compensation, but also allow shareholders, our management and our Board of Directors time to evaluate the effects of our executive compensation policies and procedures. This approach will also provide us with time to implement improvements and changes to address any concerns reflected by a negative vote.

Although the advisory vote is non-binding, our board of directors will review the results of the vote and take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

PROPOSAL 4

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

The Board of Directors proposes an amendment to our Restated Certificate of Incorporation to permit the annual election of directors. Article VII of our Restated Certificate of Incorporation currently provides for the classification of the Board of Directors into three classes, with each class being elected every three years.

Vote Required

The approval of the amendment to the Restated Certificate of Incorporation will require “For” votes from a majority of all outstanding shares entitled to vote on this proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. An abstention and broker non-vote will have the same effect as a vote against this proposal.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

General

The Nominating and Corporate Governance Committee and the full Board of Directors completed a review and discussion of the advantages and disadvantages of maintaining a classified board of directors, and unanimously determined that the Restated Certificate of Incorporation should be amended to repeal these provisions. While the Board acknowledges the continuity and stability of management and business policies afforded by a classified board, the Board deems it advisable to declassify the Board of Directors of the Company in order to increase the Board’s accountability to the shareholders.

If the proposed amendment is approved by the shareholders, the four directors elected at the 2012 Annual Meeting will be elected for a one-year term expiring in 2013. All other directors will continue in office for the remainder of their terms, subject to their earlier retirement, resignation, removal or death. As each director’s current term expires, he or she (or his or her successor) will be nominated for election to a one-year term. Thus, beginning with the 2014 Annual Meeting of Shareholders, the declassification of the Board would be complete and directors would be subject to annual election to one-year terms.

If the proposed amendment is not approved by the shareholders, the Board of Directors will remain classified, and the four directors elected at the 2012 Annual Meeting will be elected for a three-year term expiring 2015. All other directors will continue in office for the remainder of their terms, subject to their earlier retirement, resignation, removal or death.

The general description of the proposed amendment to the Restated Certificate of Incorporation set forth above is qualified in its entirety by reference to the text of the proposed amendment, which is attached as Annex A to these proxy materials. Additions to the Restated Certificate of Incorporation are indicated by underlining and deletions are indicated by strike-outs.

Subject to and effective upon the approval by the shareholders of the proposed amendment to the Restated Certificate of Incorporation, Article II, Sections 204 and 205 of our Bylaws, as amended, will be amended by action of our Board of Directors. The proposed amendment to the Bylaws is qualified in its entirety by reference to the text of the proposed amendment, which is attached as Annex B to these proxy materials. Additions to the Restated Bylaws are indicated by underlining and deletions are indicated by strike-outs. No action by our shareholders is required to approve the proposed amendment to our Bylaws.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Crowe Horwath LLP to act as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and we are asking shareholders to ratify the appointment.

Representatives of Crowe Horwath LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of the holders of a majority of the votes cast and entitled to vote on this proposal is required to pass this proposal.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Independent Registered Public Accounting Firm Fees and Services

During the fiscal years ended December 31, 2010 and December 31, 2009, respectively, we retained and paid Crowe Horwath LLP to provide audit and other services as follows:

	2010	2009
Audit Fees(1)	$219,500	$200,000
Audit-related Fees(2), (3)	5,000	74,450
Tax Fees(4)	69,560	40,550
All Other Fees	14,060	—

Total	$308,120	$315,000

(1)	Audit fees principally include those for services related to the annual audit of the consolidated financial statements, annual audit of internal control over financial reporting, U.S. Department of Housing and Urban Development loan audit and consultation on accounting matters.

(2)	Audit-related fees in 2010 principally include service rendered in connection with a Form S-8 registration statement.

(3)	Audit-related fees in 2009 principally include services rendered in connection with a Form S-3 registration statement.

(4)	Tax fees include assistance with matters related to tax compliance and counseling.

Pre-approval of Services

The Audit Committee shall pre-approve all auditing services and permissible non-audit services (including the fees and terms) to be performed for us by our independent registered public accounting firm. Unless a type of service to be provided by the auditor has received general pre-approval, it requires specific pre-approval by the Audit Committee, and any proposed services exceeding pre-approved expense levels require specific pre-approval by the Audit Committee.

The Audit Committee pre-approved 100% of the services performed by the independent registered public accounting firm pursuant to the policies outlined above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.

You may also request an additional proxy statement and annual report by sending a written request to:

Alliance Financial Corporation

Attention: Judy A. Schultz

120 Madison Street, 18th Floor

Syracuse, New York 13202

Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in their own discretion.

By Order of the Board of Directors,

Judy A. Schultz
Secretary

Syracuse, New York

April 1, 2011

Annex A

Proposed Amendment to the Restated Certificate of Incorporation

ARTICLE 7. Election of Directors~~: Election and Classification~~. The Board of Directors, shall consist~~ing~~ of not less than 9 members and not more than 25 members, the exact number to be fixed and determined from time to time by vote of the Board of Directors or by resolution approved by a majority of the total votes eligible to be voted at a duly constituted meeting of shareholders called for such purpose. ~~shall be divided into three (3) classes. The number of directors of the first class shall equal one-third (1/3) of the total number of directors, with fractional remainders to count as one (1); the number of directors of the second class shall equal one-third (1/3) of said total number of directors (or the nearest whole number thereto); and the number of directors of the third class shall equal the total number of directors minus the aggregate number of directors of the first and second classes. At the election of the first Board of Directors, the class of each of the members then elected shall be designated.~~ Each Director who is serving as a director as of the effective date of this Amended and Restated Certificate of Incorporation shall hold office until the expiration of the term for which such director has been elected, subject, however, to prior resignation, removal from office or death. At each annual meeting of shareholders after the effective date of this Amended and Restated Certificate of Incorporation, each director who does not have a continuing term as provided in the foregoing sentence (and each director for whom a continuing term has expired) shall be elected and shall hold office for a term expiring at the next succeeding annual meeting of shareholders following such director’s election and until such director’s successor is elected and qualified. ~~The term of office of each member then designated as a director of the first class shall expire at the annual meeting of the shareholders next ensuing, that of each member then designated as a director of the second class at the annual meeting of shareholders one (1) year thereafter, and that of each member then designated as a director of the third class at the annual meeting of shareholders two (2) years thereafter. At each annual meeting of shareholders held after the election and classification of the first Board of Directors, directors shall be elected for a full term of three (3) years to succeed those members whose terms then expire.~~ In the event of any increase or decrease in the authorized number of directors, each director then serving shall continue as a director until the expiration of such director’s current term and until such director’s successor is elected and qualified, subject, however, to prior resignation, removal from office or death. Any or all of the directors ~~of any class~~ may be removed without cause only upon the affirmative vote of holders of not less than eighty percent (80%) of the shares entitled to vote generally in the election of directors.

A-1

Annex B

Proposed Amendment to the Bylaws

Section 204. Number of Directors; Election; Term of Office ~~Classified Board~~. The Board of Directors shall consist of not less than nine (9) nor more than twenty-five (25) directors, the exact number to be fixed and determined from time to time by vote of the Board of Directors or by resolution approved by a majority of the total votes eligible to be voted at a duly constituted meeting of shareholders called for such purpose. ~~The Board shall be classified into 3 classes as nearly equal in number as possible in accordance with the provision in the Certificate of Incorporation and applicable law~~. Except as provided in the Certificate of Incorporation and Section 205 of these Bylaws, directors shall be elected at the annual meeting of shareholders (or at any special meeting in lieu thereof). The terms of all directors shall expire at the next succeeding annual meeting of shareholders following their election, or upon their earlier death, resignation or removal. Despite the expiration of a director’s term, the director shall continue to hold office until a successor is elected and qualified or until there is a decrease in the number of directors. A decrease in the number of directors shall not shorten an incumbent director’s term.

Section 205. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by vote of the remaining members of the Board. Increases in the Board of Directors between annual meetings of shareholders shall be limited to not more than three members per year. ~~Any director elected to fill a vacancy in the Board of Directors shall become a member of the same Class of directors in which the vacancy existed; but if the vacancy is due to an increase in the number of directors, the new director shall be designated as belonging in Class 1, Class 2, or Class 3 so as to maintain the three classes of directors as nearly equal in number as possible.~~

B-1

ANNUAL MEETING OF SHAREHOLDERS OF

ALLIANCE FINANCIAL CORPORATION

May 10, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.alliancebankna.com.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	20430403030000000000 8				051011

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
1. Election of Class I Directors:					2. Consideration and approval of a non-binding advisory resolution on the compensation of the named executive officers of the Company (“Say on Pay”).	☐	☐	☐

NOMINEES:					3 years	2 years	1 year	ABSTAIN
☐	FOR ALL NOMINEES	O Donald S. Ames O Margaret G. Ogden O Paul M. Solomon O John H. Watt, Jr.	Class I Director Class I Director Class I Director Class I Director		3. Consideration and vote upon a non-binding advisory resolution on the frequency of a Say-on-Pay advisory vote. ☐	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES					FOR	AGAINST	ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)				4. Consideration and approval of an amendment to the Restated Certificate of Incorporation of the Company to provide for the annual election of directors.	☐	☐	☐

						FOR	AGAINST	ABSTAIN
					5. Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					The proxies are authorized to vote in accordance with their discretion with respect to such other business as may properly come before the meeting.

This Proxy will be voted as directed but, if no direction is indicated, it will be voted FOR the election of all nominees in Item 1, FOR the proposals listed in Items 2, 4 and 5, and every 3 YEARS in Item 3.

The Board of Directors unanimously recommends a vote FOR the nominees named in Item 1, a vote FOR the proposals in Items 2, 4 and 5, and a vote for every 3 YEARS in Item 3.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐	PLEASE SIGN AND DATE BELOW, AND RETURN.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■

Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

ANNUAL MEETING OF SHAREHOLDERS OF

ALLIANCE FINANCIAL CORPORATION

May 10, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER

ACCOUNT NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at www.alliancebankna.com.
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

■	20430403030000000000 8				051011

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
1. Election of Class I Directors:					2. Consideration and approval of a non-binding advisory resolution on the compensation of the named executive officers of the Company (“Say on Pay”).	☐	☐	☐

NOMINEES:					3 years	2 years	1 year	ABSTAIN
☐	FOR ALL NOMINEES	O Donald S. Ames O Margaret G. Ogden O Paul M. Solomon O John H. Watt, Jr.	Class I Director Class I Director Class I Director Class I Director		3. Consideration and vote upon a non-binding advisory resolution on the frequency of a Say-on-Pay advisory vote. ☐	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES					FOR	AGAINST	ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)				4. Consideration and approval of an amendment to the Restated Certificate of Incorporation of the Company to provide for the annual election of directors.	☐	☐	☐

						FOR	AGAINST	ABSTAIN
					5. Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					The proxies are authorized to vote in accordance with their discretion with respect to such other business as may properly come before the meeting.

This Proxy will be voted as directed but, if no direction is indicated, it will be voted FOR the election of all nominees in Item 1, FOR the proposals listed in Items 2, 4 and 5, and every 3 YEARS in Item 3.

The Board of Directors unanimously recommends a vote FOR the nominees named in Item 1, a vote FOR the proposals in Items 2, 4 and 5, and a vote for every 3 YEARS in Item 3.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐	PLEASE SIGN AND DATE BELOW, AND RETURN.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■

Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

☐                         ¢

PROXY

ALLIANCE FINANCIAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS, MAY 10, 2011

The undersigned hereby appoints James W. Getman and J. Daniel Mohr, and each of them, as proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Alliance Financial Corporation to be held at the Crowne Plaza Syracuse Hotel Conference Center, 701 East Genesee Street, Syracuse, NY, Onondaga County, on the 10th of May, 2011, at 4:00 p.m. and at any adjournments or postponements thereof, and to vote as specified on the reverse side all shares of stock, as designated on the reverse side, which the undersigned may be entitled to vote at such meeting, and with all other powers which the undersigned would possess if personally present.

CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE

¢	14475 ¢